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                                                                   EXHIBIT 10.22


                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT is entered into on May 25, 2000, by and between Beth Broderson, an individual residing at the address set forth on the signature page hereof, and HYPERION SOLUTIONS CORPORATION, a Delaware corporation (the "Company").

         1.       DUTIES AND SCOPE OF EMPLOYMENT.

                  (a) Position. For the term of his employment under this Agreement ("Employment"), the Company agrees to employ the Employee in the position of Chief Marketing Officer or in such other position as the Company subsequently may assign to the Employee. The Employee shall report to the Company's President or to such other person as the Company subsequently may determine.

                  (b) OBLIGATIONS TO THE COMPANY. During the term of his Employment, the Employee shall devote his full business efforts and time to the Company. During the term of his Employment, without the prior written approval of the Company (which shall not be unreasonably withheld), the Employee shall not render services in any capacity to any other person or entity and shall not act as a sole proprietor, partner or managing member of any other person or entity or as a shareholder owning more than one percent of the stock of any other corporation. The foregoing, however, shall not preclude the Employee from engaging in reasonable community, school or charitable activities. The Employee shall comply with the Company's policies and rules, as they may be in effect from time to time during the term of his Employment.

                  (c) NO CONFLICTING OBLIGATIONS. The Employee represents and warrants to the Company that he is under no obligations or commitments, whether contractual or otherwise, that are inconsistent with his obligations under this Agreement. The Employee represents and warrants that he will not use or disclose, in connection with his employment by the Company, any trade secrets or other proprietary information or intellectual property in which he or any other person has any right, title or interest and that his employment by the Company as contemplated by this Agreement will not infringe or violate the rights of any other person. The Employee represents and warrants to the Company that he has returned all property and confidential information belonging to any prior employer.

         2.       CASH AND INCENTIVE COMPENSATION.

                  (a) SALARY. The Company shall pay the Employee as compensation for his services a base salary at a gross annual rate of not less than $ 200,000 (two hundred thousand dollars. Such salary shall be payable in accordance with the Company's standard payroll procedures. (The annual compensation specified in this Subsection (a), together with
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any increases in such compensation that the Company may grant from time to time, is referred to in this Agreement as "Base Compensation.").

                  (b) INCENTIVE BONUSES. The Employee shall be eligible to be considered for an annual incentive bonus with a target amount equal to 35% of his Base Compensation. Such bonus (if any) shall be awarded based on objective or subjective criteria established in advance by the Company's Board of Directors (the "Board") or its Compensation Committee. The determinations of the Board or such Committee with respect to such bonus shall be final and binding.

                  3. EMPLOYEE BENEFITS. During the term of his Employment, the Employee shall be eligible to participate in any employee benefit plans maintained by the Company for similarly situated employees, subject in each case to the generally applicable terms and conditions of the plan in question and to the determinations of any person or committee administering such plan.

         In addition to providing the foregoing benefits to Employee, the Company shall:

                  (i) reimburse the Employee for the reasonable and customary cost of an annual physical examination.

                  (ii) provide to the Employee certain income tax services. PricewaterhouseCoopers will prepare and sign the Employee's individual income tax returns and provide the Employee with estimated tax calculations. In addition, the tax professionals at PricewaterhouseCoopers will provide the Employee with income tax projections to help Employee develop his or her personal financial goals and strategies, including planning for the exercise and/or sale of option stock.

                  4. BUSINESS EXPENSES. During the term of his Employment, the Employee shall be authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with his duties hereunder. The Company shall reimburse the Employee for such expenses upon presentation of an itemized account and appropriate supporting documentation, all in accordance with the Company's generally applicable policies. Any single expenditure in excess of $10,000 shall require the prior approval of the Company's Chief Executive Officer, President or Chief Financial Officer.

                  5.       TERM OF EMPLOYMENT.

                           (a) BASIC RULE. The Company agrees to continue the
Employee's Employment, and the Employee agrees to remain in Employment with the Company, from the Effective Time until the earlier of:

                           (i) The close of the applicable Initial Term or
                  Renewal Period, as determined under Subsection (b) below; or

                           (ii) The date when the Employee's Employment
                  terminates


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                  pursuant to Subsection (c) below.

                           (b) INITIAL TERM AND RENEWAL PERIODS. The initial
term of this Agreement shall end on June 30, 2002 (the "Initial Term"). Thereafter this Agreement shall automatically be renewed for successive 12-month periods (the "Renewal Periods"), unless either party has given the other party written notice of non-renewal not less than 90 days prior to the close of the Initial Term or Renewal Period then in effect.

                           (c) EARLY TERMINATION. The Employee may terminate his
Employment at any time and for any reason (or no reason) by giving the Company 30 days' advance notice in writing. The Company may terminate the Employee's Employment at any time and for any reason (or no reason), and with or without Cause, by giving the Employee 30 days' advance notice in writing. The Company may also terminate the Employee's active Employment due to Permanent Disability by giving the Employee notice in writing. For all purposes under this Agreement, "Permanent Disability" shall mean that the Employee, at the time notice is given, has failed to perform his duties under this Agreement for 60 or more consecutive days or for 90 or more days during any 12-month period as the result of his incapacity due to physical or mental injury, disability or illness and which the Company is unable to accommodate reasonably without undue hardship. The Employee's Employment shall terminate automatically in the event of his death.

                           (d) RIGHTS AND OBLIGATIONS UPON TERMINATION. Except
as expressly provided in Section 6, upon the termination of the Employee's Employment pursuant to this Section 5, the Employee shall only be entitled to the compensation, benefits and reimbursements described in Sections 2, 3 and 4 for the period preceding the effective date of the termination. No incentive bonus under Section 2(b) shall be payable for the year in which the Employee's Employment terminates, unless the applicable bonus program expressly provides for the payment of a prorated bonus for such year. The payments under this Agreement shall fully discharge all responsibilities of the Company to the Employee. The termination of this Agreement shall not limit or otherwise affect the Employee's obligations under Section 7.

                  6.       TERMINATION BENEFITS.

                           (a) GENERAL RELEASE. Any other provision of this
Agreement notwithstanding, Subsections (b) and (c) below shall not apply unless the Employee has executed a general release (in a form prescribed by the Company) of all known and unknown claims that he may then have against the Company or persons affiliated with the Company. Such release shall include, among other things, an agreement not to prosecute any legal action or other proceeding based upon any of such claims. The Employee acknowledges that such release may provide that in the event of a breach by the Employee of the terms of the release or of Employee's obligations under Section 7 hereof, the Company shall be entitled to recover from the Employee all amounts paid under subsections (b) and (c) of this Section 6, as well as all litigation costs (including attorneys' fees and expenses) incurred by the Company in connection with such breach.

                           (b) SEVERANCE PAY. The Company shall pay the Employee
his Base


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Compensation for a 12-month period following the effective date of the termination of his Employment (the "Continuation Period") if:

                           (i) The Company terminates the Employee's Employment
                  under Section 5(c) for any reason other than Cause or Permanent Disability; or

                           (ii) The Company was subject to a Change in Control
                  during the term of this Agreement and, within 12 months thereafter, the Employee resigns for Good Reason.

                           (iii) During the term of this Agreement, the
                  Company's Board of Directors appoints a new Chief Executive Officer ("CEO") and within six months of the first day of such new CEO's employment with the Company, the Employee resigns because the Company has significantly diminished the nature or scope of the Employee's authority, duties or responsibilities in effect immediately prior to the appointment of the new CEO.

Base Compensation under this Subsection (b) shall be paid at the rate in effect at the time of the termination of Employment and in accordance with the Company's standard payroll procedures.

                           (c) EMPLOYEE BENEFITS. If Subsection (b) above
applies, the Company shall continue the coverage of the Employee and his dependents (if applicable) under the employee benefit plans described in Section 3 during the Continuation Period. To the extent that such plans or the insurance contracts or provider agreements associated with such plans do not permit the extension of the Employee's coverage following the termination of his active employment, the Company shall pay the Employee cash in an amount equal to the cost to the Company of the coverage that cannot be provided. The cash payments shall be made in accordance with Subsection (b) above.

                           (d) COBRA. If Subsection (b) above applies, and if
the Employee elects to continue his health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act ("COBRA") following the termination of his Employment, then the date of the "qualifying event" for purposes of COBRA shall be the Employee's last day of active employment.

                           (e) DEFINITION OF "CAUSE." For all purposes under
this Agreement, "Cause" shall mean:

                           (i) The Employee's failure to perform in a
                  satisfactory fashion one or more reasonable and lawful duties assigned to the Employee by the Company under this Agreement, if such failure continues for seven days or more after the Company has given the Employee written notice describing such failure and advising him of the consequences of such failure under this Agreement; provided that in the event that the duty or duties are of a nature that is or they cannot reasonably be performed in seven days, the


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                  notice period for such failure shall be thirty days; provided further that such notice shall be required only with respect to the first such failure;

                           (ii) The Employee's misconduct relating to the
                  Company's affairs, under the Company's written policies and procedures, if such misconduct continues for seven days or more after the Company has given the Employee written notice describing such misconduct and advising him of the consequences of such misconduct under this Agreement; provided that such notice shall be required only with respect to the first occurrence of such misconduct; provided further there shall be no requirement that the misconduct continue for seven days or more with respect to acts for which an employee's employment is specifically terminable under the Company's policies and procedures applicable to all employees;

                           (iii) The Employee's conviction of, or a plea of
                  "guilty" or "no contest" to, a felony, or a misdemeanor which calls into question the Employee's honesty, under the laws of the United States or any state thereof;

                           (iv) Any breach of this Agreement, the Proprietary
                  Information and Inventions Agreement between the Employee and the Company, or any other agreement between the Employee and the Company;

                           (v) Threats or acts of violence or harassment
                  directed at any present, former or prospective employee, independent contractor, vendor, customer or business partner of the Company; or

                           (vi) Fraud or embezzlement involving the assets of
                  the Company or its affiliates, customers or suppliers.

The foregoing shall not be deemed an exclusive list of all acts or omissions that the Company may consider as grounds for the termination of the Employee's Employment with Cause. Termination for Cause hereunder shall be deemed to be termination for "Misconduct" under the Company's stock option plans and related agreements.

                           (f) DEFINITION OF "CHANGE IN CONTROL." For all
purposes under this Agreement, "Change in Control" shall mean a change in ownership or control of the Company effected through either of the following transactions:

                           (i) the acquisition, directly or indirectly, by any
                  person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which the Board does not


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                  recommend such stockholders to accept, or

                           (ii) a change in the composition of the Board over a
                  period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

                           (g) DEFINITION OF "GOOD REASON." For all purposes
under this Agreement, "Good Reason" shall mean:

                           (i) A significant diminution in the nature or scope
                  of the Employee's authority, duties or responsibilities in effect immediately prior to the Change in Control;

                           (ii) Any reduction in the rate of the Employee's Base
                  Compensation in effect immediately prior to the Change in Control or a reduction of 25% or more in the value of the Employee's aggregate compensation and benefits in effect immediately prior to the Change in Control;

                           (iii) The relocation of the Employee's principal
                  place of employment to a site more than 25 miles removed from his principal place of employment immediately prior to the Change in Control; or

                           (iv) An increase of 25% or more in the average amount
                  of time per month that the Employee is required to be away from his principal place of employment, relative to the average amount of time per month that the Employee was required to be away from his principal place of employment immediately prior to the Change in Control.

                  7.       EMPLOYEE'S COVENANTS.

                           (a) NON-SOLICITATION OF EMPLOYEES. During the period
commencing on the date of this Agreement and continuing until the second anniversary of the date when the Employee's Employment terminated for any reason, the Employee shall not interfere with the business of the Company by, directly or indirectly, personally or through others, soliciting or attempting to solicit (on the Employee's own behalf or on behalf of any other person or entity) the employment of any employee of the Company or any of the Company's affiliates. During such period, the Employee shall not encourage or induce, or take any action that has the effect of encouraging or inducing, any employee of the Company or any of the Company's affiliates to terminate his or her employment.


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                           (b) LIMITATION ON HIRING OF EMPLOYEES. For a period
of 120 days following the date when the Employee's Employment terminated for any reason, the Employee shall not hire, or assist any other person in hiring, any person who was an employee of the Company on the date when the Employee's Employment terminated to work at the Employee's new place of employment in a position that reports either directly to the Employee or to any other person who reports directly to the Employee.

                           (c) NON-SOLICITATION OF CUSTOMERS. The parties agree
that information relating to the identities, key contact personnel, preferences, needs and circumstances of the Company's customers are trade secrets belonging to the Company that are, and necessarily will be, used by the Employee in the solicitation of business from the Company's customers. As a result, during the period commencing on the date of this Agreement and continuing until the second anniversary of the date when the Employee's Employment terminated for any reason, the Employee shall not, directly or indirectly, personally or through others, solicit or attempt to solicit (on the Employee's own behalf or on behalf of any other person or entity) the business of any customer of the Company, or of any of the Company's affiliates, for services or products similar to those sold by the Company.

                           (d) NON-DISCLOSURE. The Employee has entered into a
Proprietary Information and Inventions Agreement with the Company, which is incorporated herein by reference and survives the termination or expiration of this Agreement. Given the nature of the Employee's position as Chief Marketing Officer of the Company, the parties agree that it would be practically impossible for the Employee to work as a [describe nature of position] for certain companies, including their subsidiaries and affiliates, that provide services or products that are similar to those of the Company without disclosing the Company's trade secrets. A list of such companies, which may be amended from time to time by written notice of the Company, is attached hereto as Schedule A.

                           (e) NON-COMPETITION. The following provision shall
apply only to the extent that the Employee resides and has his principal place of employment outside of the State of California. During the period commencing on the date of this Agreement and continuing until the second anniversary of the date when the Employee's Employment terminated for any reason, the Employee shall not, directly or indirectly (other than on behalf of the Company or with the Company's prior written consent), engage in a Competitive Business Activity in any of the locations listed in Schedule B attached hereto. If Section 6(b) applies, the foregoing two year period shall be reduced to one year. The term "Competitive Business Activity" shall mean:

                           (i) Engaging in, or managing or directing persons
                  engaged in, any business in which the Company or any of the Company's affiliates is engaged at the time of the termination of the Employee's Employment, whether independently or as an employee, agent, consultant, advisor, independent contractor, proprietor, partner, officer, director or otherwise;

                           (ii) Acquiring or having an ownership interest in any
                  entity that derives more than 15% of its gross revenues from any business in which the Company or any of the Company's affiliates is engaged at the time of


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                  the termination of the Employee's Employment, except for
                  ownership of 1% or less of any entity whose securities are freely tradable on an established market; or

                           (iii) Participating in the financing, operation,
                  management or control of any firm, partnership, corporation, entity or business described in Paragraph (ii) above.

                           (f) NON-DISPARAGEMENT. Commencing on the date when
the Employee's Employment terminated for any reason and continuing thereafter, the Employee shall not directly or indirectly, personally or through others, disparage the Company or any of its predecessors, including each of their past, current, or future board of directors or senior management or any of their products or services.

                           (g) INJUNCTIVE RELIEF. The Employee acknowledges and
agrees that his failure to perform any of his covenants in this Section 7 would cause irreparable injury to the Company and cause damages to the Company that would be difficult or impossible to ascertain or quantify. Accordingly, without limiting any other remedies that may be available with respect to any breach of this Agreement, the Employee consents to the entry of an injunction to restrain any breach of this Section 7.

                           (h) SURVIVAL. The covenants in this Section 7 shall
survive any termination or expiration of this Agreement and the termination of the Employee's Employment with the Company for any reason.

                  8.       SUCCESSORS.

                           (a) COMPANY'S SUCCESSORS. This Agreement shall be
binding upon any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which becomes bound by this Agreement.

                           (b) EMPLOYEE'S SUCCESSORS. This Agreement and all
rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

                  9.       MISCELLANEOUS PROVISIONS.

                           (a) NOTICE. Notices and all other communications
contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when (i) personally delivered, (ii) delivered to the U.S. Postal Service for delivery by registered or certified mail or (iii) delivered to a comparable private service offering guaranteed deliveries in the ordinary course of its business. Notice under clauses (ii) and (iii) shall be valid only if delivery charges have been prepaid and a return receipt will be furnished. In the case of the Employee, notice under clauses (ii) and (iii) shall be addressed to him at the home address which


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he most recently communicated to the Company in writing. In the case of the
Company, notice under clauses (ii) and (iii) shall be addressed to its corporate headquarters and directed to the attention of its Secretary.

                           (b) MODIFICATIONS AND WAIVERS. No provision of this
Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

                           (c) WHOLE AGREEMENT. This Agreement supersedes any
prior employment agreement between the Employee and the Company. No other agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof. This Agreement and the Proprietary Information and Inventions Agreement between the Employee and the Company contain the entire understanding of the parties with respect to the subject matter hereof.

                           (d) WITHHOLDING TAXES. All payments made under this
Agreement shall be subject to reduction to reflect taxes or other charges required to be withheld by law.

                           (e) CHOICE OF LAW. The validity, interpretation,
construction and performance of this Agreement shall be governed by the laws of the State of Connecticut without regard to its choice of law principles.

                           (f) SEVERABILITY. The invalidity or unenforceability
of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

                           (g) ARBITRATION. Subject to Section 7(g), any
controversy or claim arising out of or relating to this Agreement or the breach thereof, or the Employee's Employment or the termination thereof, shall be settled in Fairfield County, Connecticut, by arbitration in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association. The decision of the arbitrator shall be final and binding on the parties, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The parties hereby agree that the arbitrator shall be empowered to enter an equitable decree mandating specific enforcement of the terms of this Agreement. The Company and the Employee shall share equally all fees and expenses of the arbitrator; provided, however, that the Company or the Employee, as the case may be, shall bear all fees and expenses of the arbitrator and all of the legal fees and out-of-pocket expenses of the other party if the arbitrator determines that the claim or position of the Company or the Employee, as the case may be, was without reasonable foundation. The Employee hereby consents to personal jurisdiction of the state and federal courts located in the State of Connecticut for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.


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                           (h) NO ASSIGNMENT. This Agreement and all rights and
obligations of the Employee hereunder are personal to the Employee and may not be transferred or assigned by the Employee at any time. The Company may assign its rights under this Agreement to any entity that assumes the Company's obligations hereunder in connection with any sale or transfer of all or a substantial portion of the Company's assets to such entity.

                           (i) GENDER. Use of the masculine pronoun shall be
deemed to include usage of the feminine pronoun where appropriate.

                           (j) COUNTERPARTS. This Agreement may be executed in
two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.


                                             /s/ Beth Broderson
                                             -----------------------------------



                                             HYPERION SOLUTIONS CORPORATION


                                             By:      /s/ Christina M. Rulo
                                             -----------------------------------
                                             Name:  Christina M. Rulo
                                             -----------------------------------
                                             Title:   VP Human Resources
                                             -----------------------------------


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                                   SCHEDULE A


Adaytum Software
Applix, Inc
Broadbase Software, Inc.
Business Objects
Cognos, Inc.
Computer Associates International, Inc.
Corporate Planning
Comshare Incorporated
E.piphany, Inc.
Frango AB
Gentia Software
Great Plains Software, Inc.
Information Builders, Inc.
Informix Software, Inc.
Lawson Software
Kenan Systems Corporation
Kopcke and Associates
MicroStrategy Inc.
Microsoft Corporation
MIS AG MIK
Oracle Corporation
PeopleSoft, Inc.
SAP AG
SAS Institute, Inc.
Showcase Corporation
United Information Technologies, Inc.


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                                   SCHEDULE B


Alabama                                       North Carolina
Alaska                                        North Dakota
Arizona                                       Ohio
Arkansas                                      Oklahoma
California                                    Oregon
Colorado                                      Pennsylvania
Connecticut                                   Rhode Island
Delaware                                      South Carolina
Florida                                       South Dakota
Georgia                                       Tennessee
Hawaii                                        Texas
Idaho                                         Utah
Illinois                                      Vermont
Indiana                                       Virginia
Iowa                                          Washington
Kansas                                        West Virginia
Kentucky                                      Wisconsin
Louisiana                                     Wyoming
Maine                                         District of Columbia
Maryland                                      Australia
Massachusetts                                 Brazil
Michigan                                      Canada
Minnesota                                     England
Mississippi                                   France
Missouri                                      Germany
Montana                                       Hong Kong
Nebraska                                      Israel
Nevada                                        Japan
New Hampshire                                 Mexico
New Jersey                                    Netherlands
New Mexico                                    Singapore
New York                                      United Kingdom


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